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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                             MIGRATEC-DELAWARE, INC.


         The undersigned natural person, acting as an incorporator of a corporation under the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                    ARTICLE I

                                      NAME

         The name of the corporation is MigraTEC, Inc. (the "Corporation").

                                   ARTICLE II

                                    DURATION

         The Corporation is to have perpetual existence.

                                   ARTICLE III

                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                 CAPITALIZATION

          Section 1. The aggregate number of shares of stock which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares, of which Two Hundred Million (200,000,000) shall be shares of common stock, par value $0.001 per share (the "Common Stock"), and Fifty Million (50,000,000) shares shall be shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The shares designated as common stock shall have identical rights and privileges in every respect.


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         Section 2. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive serial designation as determined in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock from time to time.

         Section 3.  Each series of Preferred Stock:

         (a)      may have such number of shares;

         (b)      may have such voting powers or may be without voting powers;

         (c) may be subject to redemption at such time or times and at such price;

         (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, or such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

         (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

         (f) may be made convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same class or of any other class or classes, of stock of the Corporation at such price or prices or at such rates of exchange, and with adjustments;

         (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

         (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation of stock of any class; and

         (i) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

as in such instance is stated in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.


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         Section 4. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will, after the filing of a proper certificate with the Delaware Secretary of State, have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

         Section 5. (a) Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, Common Stock will have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock will be entitled to one vote for each share held.

         (b) Subject to all of the rights of Preferred Stock or any series thereof, the holders of Common Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.

         (c) Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of Preferred Stock, the remaining net assets of the Corporation will be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.


                                    ARTICLE V

                           DENIAL OF PREEMPTIVE RIGHTS

         Except as may be set forth in a written agreement executed by an authorized representative of the Corporation, no stockholder of the Corporation or other person shall have any preemptive right to purchase or subscribe to any shares of any class or any notes, debentures, options, warrants or other securities, now or hereafter authorized.

                                   ARTICLE VI

                              NONCUMULATIVE VOTING

         Directors shall be elected by plurality vote. No stockholder of the Corporation shall have the right to cumulate his votes in the election of directors.


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                                   ARTICLE VII

                            REGISTERED OFFICE, AGENT

         The registered office of the Corporation is to be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE VIII

                                INITIAL DIRECTORS

         The number of directors constituting the initial Board of Directors is five (5) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the stockholders, or until their successor or successors are elected and qualified are:

             W. Curtis Overstreet               Kevin C. Howe
             11494 Luna Road, Suite 100         11494 Luna Road, Suite 100
             Dallas, Texas  75232               Dallas, Texas  75232

             Richard A. Gray, Jr.               Drew R. Johnson
             11494 Luna Road, Suite 100         11494 Luna Road, Suite 100
             Dallas, Texas  75232               Dallas, Texas  75232

             Deane C. Watson, Jr.
             11494 Luna Road, Suite 100
             Dallas, Texas  75232


                                   ARTICLE IX

                               DIRECTOR LIABILITY

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article IX by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment.


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                                    ARTICLE X

                                 INDEMNIFICATION

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys' fees and court costs) actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article X. The right to indemnification under this Article X shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article X or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article X by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.


                                   ARTICLE XI

                                     BYLAWS

         In furtherance of and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.


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                                   ARTICLE XII

                              ELECTION OF DIRECTORS

         Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator is:

                           T. Ulrich Brechbuhl
                           11494 Luna Road, Suite 100
                           Dallas, Texas  75232


         The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is the act and deed of the undersigned and the facts stated herein are true, and accordingly the undersigned has hereunto set his hand this 8th day of August, 2000.


                                        /s/ T. ULRICH BRECHBUHL
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                                        T. Ulrich Brechbuhl
                                        Incorporator







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